UNITED STATES
SECURITIES and EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of report (Date of earliest event reported)              February 3, 2010

FLUSHING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

000-24272
(Commission File Number)

DELAWARE
(State or other jurisdiction of incorporation)

11-3209278
(I.R.S. Employer Identification Number)

1979 MARCUS AVENUE, SUITE E140, LAKE SUCCESS, NEW YORK 11042
(Address of principal executive offices)

(718) 961-5400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure

As additional information for investors and the marketplace, the Company is furnishing the information set forth below.

The following table shows loans delinquent for 60-89 days and 30-59 days for the periods indicated by type of loan:

	December 31, 2009		September 30, 2009		December 31, 2008
	60 - 89	30 - 59	60 - 89	30 - 59	60 - 89	30 - 59
	days	days	days	days	days	days
	(In thousands)

Multi-family residential	$8,958	$28,054	$10,699	$17,912	$5,037	$11,296
Commercial real estate	5,788	8,003	5,193	16,145	9,292	5,820
One-to-four family - mixed-use property	9,032	22,741	5,128	13,613	1,413	12,531
One-to-four family - residential	1,555	4,015	934	3,148	117	2,208
Co-operative apartments	-	-	-	-	-	-
Construction loans	-	7,619	5,490	9,131	850	11,224
Small Business Administration	10	262	-	676	688	464
Taxi medallion	-	-	-	-	-	-
Commercial business and other	21	1,633	541	8	1,443	523
Total	$25,364	$72,327	$27,985	$60,633	$18,840	$44,066

The information in this Form 8-K will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act of 1934, unless that filing expressly refers to specific information in this report.  The furnishing of the information in this Form 8-K is not intended to and does not constitute a representation that such furnishing is required by Regulation FD or that the information in this Form 8-K is material investor information that is not otherwise publicly available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUSHING FINANCIAL CORPORATION

Date: February 3, 2010	By:	/s/ David W. Fry
David W. Fry
	Title:	Executive Vice President
and Chief Financial Officer